UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2018

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On March 20, 2018, EyeGate Pharmaceuticals, Inc. (the “Company”) received a written notification (the “Notice Letter”) from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with NASDAQ Listing Rule 5550(a)(2), as the Company’s closing bid price for its common stock was below the $1.00 per share requirement for the last 30 consecutive business days. This notice has no immediate effect on the Company’s NASDAQ listing or the trading of its common stock.

The Notice Letter states that the Company will have 180 calendar days, until September 17, 2018 (the “Initial Compliance Period”), to regain compliance with the minimum bid price requirement. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company can regain compliance if the closing bid price of its common stock is at least $1.00 for a minimum of 10 consecutive business days.

If the Company does not achieve compliance with the minimum bid price requirement by the end of the Initial Compliance Period, it may be granted a second 180 day compliance period, as long as (a) on the last day of the Initial Compliance Period the Company is in compliance with the market value requirement for continued listing as well as all other listing standards, except for the minimum bid price requirement, and (b) the Company provides written notice of its intention to cure the deficiency during the second compliance period.

Additionally, as previously disclosed, on November 20, 2017, the Company received a letter from NASDAQ notifying the Company that the Company was not in compliance with NASDAQ Listing Rule 5550(b)(1), as the Company did not maintain a minimum required stockholders’ equity of $2.5 million and did not meet the alternative standards of NASDAQ Listing Rule 5550(b)(2), which requires a market value of the Company’s listed securities (“MVLS”) of at least $35 million for the previous 30 consecutive business days, or NASDAQ Listing Rule 5550(b)(3), which requires the Company to have had net income from continuing operations of at least $500,000 in the latest fiscal year or in two of the last three fiscal years. In accordance with Nasdaq Listing Rule 5810(c)(2)(A)(i), the Company submitted a plan to regain compliance to NASDAQ, and Company was granted a period of up to 180 calendar days, or until May 21, 2018, to regain compliance with NASDAQ Listing Rule 5550(b)(1) or, alternatively, complying with NASDAQ Listing Rule 5550(b)(2).

If the Company were not to regain compliance within the allotted compliance periods, including any extensions that may be granted by NASDAQ, NASDAQ would then provide notice that the Company’s common stock would be subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. The Company will consider available options to resolve the deficiencies and regain compliance with all applicable NASDAQ Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: March 22, 2018

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